EXHIBIT 23.1
                                                          ------------


                      CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 19, 1994 appearing on page 16 of Baldwin Technology Company, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 43 of such Annual Report on Form 10-K.


          /s/PRICE WATERHOUSE LLP


          Stamford, Connecticut
          November 4, 1994